Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE (“NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE LAW, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, AND MAY NOT BE SOLD, OFFERED FOR SALE, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS COVERING SUCH TRANSACTION.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $1,000,000.00	June 23, 2026

FOR VALUE RECEIVED, DSS, Inc., a New York corporation (“DSS” or the “Borrower”) promises to pay to Alset, Inc., a Texas corporation (together with its permitted successors and assigns, the “Holder”), or to its order, the principal sum of one million ($1,000,000.00) (the “Principal Amount”), all of which, together with any and all accrued interest can be paid by the “Optional Conversion” (as hereinafter defined) of such amount into shares of DSS’ $0.02 par value Common Stock (“Common Stock”) at the Conversion Rate, provided all of the conditions precedent contained in Section 3 of this Note have been satisfied, together with interest in arrears, if any, on the unpaid principal balance from time to time outstanding from the date hereof until the entire Principal Amount due hereunder is paid in full at the rate(s) provided below. This Note is issued in connection with a Securities Purchase Agreement relating to the Note (the “Purchase Agreement”) executed on even date herewith between the Borrower and Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. “Dollar” and “$” mean the lawful currency of the United States of America.

1. Maturity.

1.1 Maturity Date. The aggregate outstanding Principal Amount, together with all accrued interest, if any, thereon, reduced by unamortized prepaid interest, if any, (cumulatively, the “Outstanding Amount”), shall be due and payable in full ON DEMAND by the Holder, or if the demand is not sooner made, on the earliest to occur of (the earliest of such events being the “Maturity Date”): (i) the date falling on the fifth anniversary of the Issue Date (the “Scheduled Maturity Date”); (ii) the acceleration of this Note upon the occurrence of an Event of Default; (iii) upon full conversion of this Note as provided herein; or (iv) upon full repurchase of this Note by Borrower as provided herein.

1.2 Redemption. The Borrower at its option shall have the right to redeem a portion or all amounts of outstanding Principal Amount on or after the first anniversary of this Note without incurring penalties, additional interest, or other fees or charges; provided that Borrower shall send Holder written notice (“Redemption Notice”) of such redemption stating the amount of the Principal Amount being redeemed (“Redemption Amount”) and, if such redemption of the Note is in full, the place or places whether the Note is to be surrendered for payment. After a Redemption Notice is given, the Borrower shall deliver to the Holder the Redemption Amount within three (3) business days of such Redemption Notice, during which period of time the Holder shall not have the right to convert any portion of this Note. If the Borrower fails to deliver the Redemption Amount to Holder within three (3) business days, then (i) all rights and remedies of the Holder under this Note, including conversion rights in accordance with Section 3 of this Note, shall continue as though no such Redemption Notice had been given, and (ii) the Borrower shall not have the right to redeem any portion of the Principal Amount for a period of thirty (30) calendar days following such failure to deliver the Redemption Amount.

2. Interest.

2.1 Interest Rate. This Note shall bear interest at a simple interest rate of 3% (three percent) per annum. Interest shall be paid in arrears on the Maturity Date, in cash or in Common Stock, at the Holder’s election, subject to Sections 3 of this Note. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

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2.2 Interest After Default. At Holder’s option, and to the extent permitted by applicable law, the unpaid principal balance shall bear interest after an Event of Default and after Maturity (whether by acceleration or otherwise) at the Default Interest Rate. The “Default Interest Rate” shall be, at Holder’s option, a) eighteen percent (18%) per annum, or b) such lesser rate of interest as Holder in its sole discretion may choose to charge; but never more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged or received by Holder to exceed the Maximum Lawful Amount. The term “Maximum Lawful Rate” means the maximum rate of interest and the term “Maximum Lawful Amount” means the maximum amount of interest that is permissible under applicable state or federal law for the type of loan evidenced by this Note. If applicable state or federal law allows a higher interest rate or federal law preempts the state law limiting the rate of interest, then the foregoing interest rate ceiling shall not be applicable to this Note. If the interest rate ceiling is increased by statute or other governmental action subsequent to the date of this Note, then the new interest rate ceiling shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

3. Conversion.

3.1. Optional Conversion. At any time during the term of this Note, except as otherwise provided herein, the Principal Amount less any unamortized prepaid interest, if any, and all accrued interest, if any, thereon (the “Maximum Conversion Amount”) may, at the sole option of the Holder, be converted, in whole or in part, into fully paid and non-assessable whole shares of Common Stock (“Optional Conversion”) in accordance with Section 3.4 below.

3.2. Mechanics of Conversion. The Holder shall notify the Borrower in writing of its election to convert all or part of the Maximum Conversion Amount (“Conversion Amount”) in accordance with Section 3.1 (“Conversion Notice”). Such conversion shall only become effective after all of the following conditions have been satisfied:

a. Borrower receives the Conversion Notice;

b. Holder executes any and all documents required in connection with becoming a holder of Common Stock;

c. Borrower issues and delivers to Holder a certificate or certificates for the number of shares of Common Stock, if any, to which Holder shall be entitled as provided herein, within seven (7) calendar days of receipt of the Conversion Notice (“Certificates”); and

d. Holder provides Borrower with written confirmation that the outstanding balance of the Principal Amount and accrued interest, if any, has been reduced by the Conversion Amount (“Reduction Certificate”). Upon the occurrence of the events set forth in Sections 3.2 (a), (b) and (c) above, and this Section 3.2(d), Borrower shall deliver to the Holder a Restated Note (“Restated Note”) evidencing the remaining outstanding balance of the Principal Amount, if any, which Restated Note shall in all other respects be identical with this Note, except that the Maximum Conversion Amount shall be reduced by the Conversion Amount.

3.3 Conversion Rate. The number of whole shares of Common Stock into which this Note may be converted (the “Conversion Shares”) shall be determined by dividing the Conversion Amount by $0.45 (the “Conversion Rate”).

3.4 Adjustment of Conversion Rate. In the event the Borrower shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a reverse stock split and subdivision of the Borrower’s issued and outstanding Common Stock, the Conversion Rate shall forthwith be adjusted by proportionally increasing the Note conversion price on the date such subdivision shall become effective. In the event the Borrower shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a forward stock split and subdivision of the Borrower’s issued and outstanding Common Stock, the Conversion Rate shall forthwith be adjusted by proportionally decreasing the Note conversion price on the date such subdivision shall become effective.

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4. Reservation of Authorized Shares.

4.1 Reservation. Except as may be provided for in or in accordance with the Purchase Agreement, at the Closing (as defined in the Purchase Agreement), the Borrower shall have reserved all of its authorized unissued shares of Common Stock, including treasury shares of Common Stock (“Initial Reserve Amount”), solely for the purpose of effecting the conversion of this Note or other convertible securities issued to the Holder pursuant to the Purchase Agreement. After the increase in Borrower’s authorized but unissued shares of Common Stock pursuant to and in accordance with the Purchase Agreement (“Authorized Share Increase”), Borrower shall at all times thereafter reserve out of its authorized but unissued shares of Common Stock, a number of shares of Common Stock equal to the Conversion Rate with respect to Maximum Conversion Amount of this Note, solely for the purpose of effecting the conversion of this Note (the “Subsequent Reserve Amount”).

4.2 Insufficient Authorized Shares. Except as provided for in the Purchase Agreement, if at any time after the Authorized Share Increase and while this Note remains outstanding the Borrower does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Subsequent Reserve Amount (an “Authorized Share Failure”), then the Borrower shall take all action necessary to effect an Authorized Share Increase pursuant to and in accordance with the Purchase Agreement.

5. Usury. All agreements between the Borrower and the Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness evidenced hereby exceed the maximum permissible amount under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest, and, if the Principal Amount of this Note has been paid in full, shall be refunded to the Borrower.

6. Negative Covenants. So long as this Note shall remain in effect and until any Outstanding Amount (and liquidated damages, if any) and all fees and all other expenses or amounts payable under this Note and the Purchase Agreement have been paid in full, unless the Holders shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, the Borrower shall not:

a. Liens. Create, incur, assume or permit to exist any lien on any property or assets, other than (i) financing of personal property used in the business, and (ii) financing of inventory, (including stock or other securities of the Borrower) now owned or hereafter acquired by the Borrower or on any income or revenues or rights in respect of any thereof, except Permitted Liens;

b. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities (other than shares of Common Stock of the Borrower in connection with a stock dividend, stock split or other recapitalization) or a combination thereof (other than a reverse stock split of the Common Stock of the Borrower), with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose except as permitted under subsection (d) below;

c. Stock Repurchases. Repay, repurchase, redeem or offer to repay, repurchase, redeem or otherwise acquire more than a de minimis number of shares of its Common Stock (or Common Stock equivalents) other than as to (i) the Conversion Shares as permitted or required under this Note or Purchase Agreement and (ii) repurchases of Common Stock of departing officers and directors of the Borrower. Holder specifically agrees the redemption or conversion into Common Stock of Preferred Stock existing on the date hereof does not require Holder approval.

d. Certain Payments and Prepayments. Optionally prepay, repurchase or redeem or segregate funds with respect to any indebtedness with a remaining term of greater than twelve months of the Borrower at the time of the optional payment, other than for (A) indebtedness existing on the date hereof, and (B) indebtedness under this Note or the Purchase Agreement;

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e. Amendments to Constitutive Documents. Amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; or

f. Other. Enter into any agreement with respect to any of the foregoing.

7. Omitted

8. Replacement of Note. If this Note is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Note, a new Note, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.

9. Events of Default. The following constitute an event of default (“Event of Default”):

a. Borrower fails to pay any amount of principal or interest under this Note when due;

b. Borrower fails or neglects to perform, keep or observe any of the covenants, conditions or agreements contained in this Note and such failure or neglect continues after Holder provided Borrower with fourteen (14) days written notice thereof;

c. Any warranty or representation now or hereafter made by the Borrower in connection with this Note is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time pursuant to this Note by the Borrower to the Holder is untrue or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified and such failure or neglect continues after Holder provided Borrower with fourteen (14) days written notice thereof;

d. A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Borrower which is not dismissed within sixty (60) days of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by Borrower or the Borrower makes an assignment for the benefit of creditors or Borrower takes any corporate action to authorize any of the foregoing;

e. Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

f. Borrower becomes insolvent or fails generally to pay its debts as they become due, and said failure continues for a period of fourteen (14) days after written notice of same from the Holder to the Borrower; or

g. Borrower breaches any agreements or covenants, as modified or amended, set forth in the Purchase Agreement or any representation or warranty set forth in the Purchase Agreement shall be determined to be false at the time given;

10. Remedies. Upon the occurrence of an Event of Default, or Change of Control, at the option and upon the written declaration of the Holder (or automatically without such declaration if an Event of Default set forth in Sections 9(a), (d) and (g) occurs), the entire Outstanding Amount shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and Holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise, including the demand for immediate transfer to the Holder of any ownership interests in the Borrower held by the Borrower. For purposes of this Note, the term “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Borrower. Change of Control specifically excludes any transactions involving Holder and/or any entity or person affiliated with Holder including Alset Inc. and the Alset Inc. Board of Directors, and its major shareholders.

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11. Miscellaneous.

a. Notices. All notices to any party required or permitted hereunder shall be in writing and shall be sent to the physical address or email address set forth for such party as follows:

i.	If to the Holder:

Alset, Inc.

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

ii.	If to Borrower:

DSS, Inc.

275 Wiregrass Pkwy

Henrietta, New York 14586

Any such notice shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a recognized national overnight courier, specifying next day delivery, or two days after deposit with a recognized international overnight courier, specifying two day delivery, in each case with written verification of receipt.

b. Waiver. No failure to exercise, and no delay in exercising, on the part of the Holder, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

c. Amendments. Any term, covenant, or condition of this Note may be amended or waived only by written consent of the Borrower and the Holder.

d. Expenses. Any reasonable expense incurred by the Holder (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the exercise of any right or remedy upon the occurrence of an Event of Default, including, without limitation, the costs of collection and reasonable attorneys’ fees and expenses, shall be paid by the Borrower within fourteen (14) days of receiving written notice thereof from the Holder. Any such expense incurred by the Holder and not timely paid by the Borrower shall be added to the other obligations hereunder and shall earn interest at the same rate per annum as the principal hereunder.

e. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict or choice of laws principles. Any litigation involving this Note shall be brought in the city of New York, NY.

f. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. This Note and the rights, privileges and obligations of Holder hereunder, shall not be assigned, sold or transferred by Holder, in part or in full without the prior written consent of the Borrower, provided that the Holder may assign or transfer any of its rights, privileges, or obligations set forth in, arising under, or created by this Agreement to any entity controlled by, controlling or under common control with the Holder. The Borrower may not assign this Note without prior written consent of the Holder, provided that the Borrower may assign this Note to any successor of all or substantially all of its assets or business, or any entity surviving the merger, combination or consolidation with the Borrower.

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g. Entire Agreement. This Note constitutes the full and entire agreement of the Borrower and the Holder with respect to the subject matter hereof.

h. Confidentiality. In addition to separate confidentiality agreement, if any, each party will at all times keep confidential and not divulge, use or make accessible to anyone the terms and conditions of this Note and the transactions described herein, and any non-public material information concerning or relating to the business or financial affairs of the other party to which such party has been or will become privy relating to this Note, except to its employees and advisors in such capacity, as required to perform its obligations hereunder, if required by law or rules of a stock exchange on which its or its parent’s securities are listed, or with the prior written consent of the other party.

i. Waiver of Jury Trial.

BORROWER AND HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH REGARDS TO ANY “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE”. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND HOLDER, AND BORROWER AND HOLDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT. BORROWER AND HOLDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION HEREOF IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT (1) IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR (2) HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND (3) EACH HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representatives as of the day and year first above written.

DSS, INC.

By:	/s/ Jason Grady
Name:	Jason Grady
Title:	Chief Executive Officer

[Signature Page to Convertible Promissory Note]

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